HARRIS & HARRIS GROUP, INC.

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             October 20, 1995

     TO THE SHAREHOLDERS OF HARRIS & HARRIS GROUP, INC.:

          NOTICE IS HEREBY GIVEN that the 1995 annual meeting of the shareholders of Harris & Harris Group, Inc. (the "Corporation") will be held on Friday, October 20, 1995, at 2:00 p.m., local time, at the Princeton Club, 15 West 43rd Street, New York, New York. This meeting has been called by the Board of Directors of the Corporation, and this notice is being issued at its direction. It has called this meeting for the following purposes:

          l. To elect ten (10) directors of the Corporation to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

          2. To consider and act upon a proposal to authorize options to be automatically granted to non-employee Directors under the 1988 Stock Option Plan.

          3. To ratify, confirm and approve the Board of Directors' selection of Arthur Andersen LLP as the Corporation's independent public accountant for its fiscal year ending December 31, 1995.

          4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          Holders of common stock of record, at the close of business on September 11, 1995, will be entitled to vote at the meeting.

          Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                    By Order of the Board of Directors

     September 14, 1995                              Susan Neissa-Carey
     New York, New York                              Secretary


     IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING DATE IS OCTOBER 20, 1995.



                              PROXY STATEMENT

                        HARRIS & HARRIS GROUP, INC.
                      Annual Meeting of Shareholders
                              October 20, 1995

                             GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Corporation") to be voted at the 1995 Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 20, 1995 and at any adjournment thereof.

     The Annual Meeting will be held on Friday, October 20, 1995 at 2:00 p.m., local time, at the Princeton Club, 15 West 43rd Street, New York, New York. At the Annual Meeting, shareholders of the Corporation will be asked to elect ten directors to serve on the Board of Directors of the Corporation and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement.

     The mailing address of the principal executive office of the Corporation is One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 (telephone 212-332-3600). The enclosed proxy and this proxy statement are being first transmitted on or about September 14, 1995 to shareholders of the Corporation.

     The Board of Directors has fixed the close of business on September 11, 1995 as the record date for the determination of shareholders of the Corporation entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 10,333,902 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.


Solicitation and Revocation; Vote Required

     All properly executed proxies received prior to the Annual Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals. Shares voted to "ABSTAIN" in whole or in part will be considered present at the meeting. Shares represented by broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. A shareholder desiring to appoint some person other than the individuals designated as proxies by the Board of Directors may do so by completing another form of proxy and delivering it to the Secretary of the Corporation before the Annual Meeting. It is the responsibility of the shareholder appointing another person to represent them and to inform such person of this appointment.

     Proxies are being solicited by the Corporation. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by the Corporation. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of common stock of the Corporation. It is estimated that those costs will be nominal.

     Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter.


                            ELECTION OF DIRECTORS

                               (Proposal No. 1)

     The ten director nominees listed below, all of whom currently serve as directors, have been nominated to serve as directors of the Corporation until the next Annual Meeting and until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by the present Board of Directors of the Corporation.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES.

Nominees

     Set forth below is certain information with respect to the Corporation's current directors. Each incumbent director is a nominee for election as a director of the Corporation at the Annual Meeting:

          Dr. C. Wayne Bardin, age 60, was elected to the Corporation's Board of Directors in December 1994. Dr. Bardin's professional appointments have included: Vice President, The Population Council; Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. Dr. Bardin also serves as a consultant to several pharmaceutical companies. He has directed basic and clinical research leading to over 450 publications and patents. He has negotiated 15 licensing and manufacturing agreements. He is currently directing clinical R&D under 18
INDs filed with the U.S. FDA. Dr. Bardin has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for NIH, WHO, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; a M.S. and M.D. from Baylor University and a Ph.D. from the University of Caen.

          G. Morgan Browne, age 60, was elected to the Corporation's Board of Directors in June 1992. Since 1985, Mr. Browne has been Administrative Director of the Cold Spring Harbor Laboratory, a not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. In prior years, he was active in the management of numerous scientifically-based companies as an individual consultant or as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a director of Oncogene Science, Inc., (principally engaged in drug discovery based on gene transcription), a director of the New York Biotechnology Association, and a director and Treasurer of the Long Island Research Institute. He is a graduate of Yale University and attended the New York University Graduate School of Business.

          Harry E. Ekblom, age 67, has been a director of the Corporation since 1984. Mr. Ekblom currently serves as Vice Chairman of A.T. Hudson & Co., Inc. and President of Harry E. Ekblom & Co., Inc., each of which is engaged in the business of management consulting. He joined A.T. Hudson in March 1985 and became President of Harry E. Ekblom & Co., Inc. in 1984. Before 1984, he was employed by European American Bank as the Chairman of its Board of Directors and Chief Executive Officer. Mr. Ekblom is a director of Panhandle Eastern Corp. (principally engaged in interstate transmission of natural gas) and The Commercial Bank of New York. He is a graduate of Columbia College and the New York University School of Law, a member of the New York Bar, and holds honorary degrees from Hofstra University and Pace University.

     * Charles E. Harris, age 52, has been a director of the Corporation and Chairman of its Board of Directors since April 1984. He has served as Chief Executive Officer of the Corporation since July 1984. From April 1990 to
August 1991, he served as Chairman of publicly-owned Ag Services of America, Inc., in which the Corporation then held an equity interest. From its formation in November 1989 until June 1990, he served as Chairman and Chief Executive Officer of publicly-owned Molten Metal Technology, Inc., which the Corporation co-founded and in which the Corporation then held an equity interest. From July 1986 to January 1989, he served as Chairman of publicly-owned Re Capital Corporation, which the Corporation founded and in which the Corporation then held an equity interest. From July 1984 to July 1985, he served as a director and was the control person of publicly-owned Alliance Pharmaceutical, which the Corporation founded and in which the Corporation then held an equity interest. Prior to 1984, he was Chairman of Wood, Struthers and Winthrop Management Corp., the investment advisory subsidiary of Donaldson, Lufkin & Jenrette. Mr. Harris is currently a member of the Advisory Panel for the Congressional Office of Technology Assessment. He is a graduate of Princeton University and the Columbia University Graduate School of Business.

          Charles F. Hays, age 49, joined the Board as a director in March 1995. Since 1993, Mr. Hays has been Senior Vice President, Chief Financial and Administrative Officer of Mid Ocean Reinsurance Company Ltd. His positions have included: Managing Director & Chief Financial and Administrative Officer of Marsh & McLennan, Incorporated, from 1984 to 1993; Vice President and Treasurer of the Guy Carpenter & Company subsidiary of Marsh & McLennan Companies, from 1979 to 1984; Assistant Vice President of Corporate Development of Marsh & McLennan Companies, from 1977 to 1979; Assistant Treasurer of Morgan Guaranty Trust Company, from 1975 to 1977; and Deputy Director of AmerAsian Group of Companies, from 1971 to 1972. Mr. Hays graduated from the University of Kansas, earning a B.A. degree, and a M.B.A. degree from Stanford University.

          Jon J. Masters, age 58, was elected to the Corporation's Board of Directors in February 1992. Since 1976, he has been a member of the law firm of Christy & Viener, which he co-founded. Mr. Masters is a graduate of Princeton University and Harvard Law School.

          Glenn E. Mayer, age 69, has been a director of the Corporation since 1981. In December 1991, Mr. Mayer joined, as a Senior Vice President, the Investment Banking division of Reich & Company. Reich & Co. is now a division of Fahnestock & Company, Inc., a member firm of the New York Stock Exchange. For fifteen years prior to that, he was employed by Jesup & Lamont Securities Co. and its successor firms in the Corporate Finance department. Mr. Mayer holds a B.S. degree from Indiana University.

          William R. Polk, age 66, has been a director of the Corporation since August 1988. For the last six years, Mr. Polk has been an author and self-employed consultant. He is the former President of the Adlai Stevenson Institute of International Affairs, a former member of the Policy Planning Council of the United States Department of State, and a former Professor of the University of Chicago and of Harvard University. Mr. Polk is a graduate of Harvard University (B.A. with honors, Ph.D.) and of Oxford University (B.A. with honors, M.A.).

          James E. Roberts, age 49, was elected to the Corporation's Board of Directors in May 1995. Since May 1995, Mr. Roberts has been Vice Chairman of Trenwick America Reinsurance Corporation. During the nine years prior to that Mr. Roberts held the following positions at Re Capital Corporation: President and Chief Executive Officer of the Company, from 1992 to 1995; President and Chief Operating Officer, 1991 to 1992; Director since 1989 and Senior Vice President, 1986 to 1991; President and Chief Executive Officer of the Company's principal operating subsidiary, Re Capital Reinsurance Corporation from 1991 to 1995. Mr. Roberts has also served as Senior Vice President and Chief Underwriting Officer of North Star Reinsurance Corporation, from 1979 to 1986; Vice President of Rollins Burdick Hunter of New York, Inc., 1977 to 1979; Secretary of American Home Assurance/National Union Insurance Group of American International Group, Inc., 1973 to 1977; and commercial and casualty underwriter at Continental Insurance Company, 1972 to 1973. Mr. Roberts is a graduate of Cornell University, earning a B.A. degree.

          Philip M. Skidmore, age 54, was elected to the Board of Directors of the Corporation in April 1989. Mr. Skidmore is a Director and Group Vice President of Advest, Inc., an investment banking and brokerage firm, having served in various capacities there since 1986. From 1983 to 1986, he was a Senior Vice President of Shearson Lehman Brothers. Mr. Skidmore holds a B.S. degree from Georgia Institute of Technology and a M.B.A. from New York University.

[FN]
<F1>
* Charles E. Harris is an "interested person" of the Corporation, as defined in the Investment Company Act of 1940, as an owner of more than five percent of the Corporation's stock, as a control person and as an officer of the Corporation.
[/FN]

Committees of the Board of Directors

     The Corporation's Board of Directors has five committees comprised of the following members:

                                Committees


Executive           Audit              Compensation        Nominating

Charles E. Harris*  William R. Polk*   Charles F. Hays*    Charles E. Harris*
C. Wayne Bardin     Harry E. Ekblom    Harry E. Ekblom     G. Morgan Browne
Jon J. Masters      Glenn E. Mayer     Jon J. Masters      Harry E. Ekblom
Glenn E. Mayer      Philip M. Skidmore James E. Roberts    Charles F Hays
James E. Roberts                       Philip M. Skidmore  William R. Polk

Investment & Valuation

Charles E. Harris*
C. Wayne Bardin
G. Morgan Browne
James E. Roberts
Philip M. Skidmore

<F1>
* Chairman of the Committee


     The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee met once in 1994.

     The Audit Committee considers and recommends to the Board of Directors the selection of the Corporation's auditors, reviews with the auditors the plan and results of the annual audit and the adequacy of the Corporation's systems of internal accounting controls. The Audit Committee met twice in 1994.

     The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of the Corporation's officers and employees. The Compensation Committee is also responsible for the administration and award of stock options under the Corporation's 1988 Stock Option Plan, as amended. The Compensation Committee met three times and acted once by unanimous written consent in 1994.

     The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors. The Nominating Committee does not consider nominations from shareholders. The Nominating Committee met once and acted once by unanimous written consent in 1994.

     The Investment and Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of the Corporation's assets for reporting purposes pursuant to the Corporation's Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. The Investment and Valuation Committee met twice in 1994.

     In 1994, there were four meetings of the Board of Directors of the Corporation and the Board acted eight times by unanimous written consent. No incumbent director attended fewer than 75 percent of the aggregate of Board of Directors and applicable committee meetings held in 1994 (during the periods that they so served).


Security ownership of Directors, Nominees, and Officers and other principal holders of the Corporation's voting securities

     The following table sets forth certain information with respect to beneficial ownership (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of the Corporation's common stock as of August 31, 1995 by (1) each person who is known by the Corporation to be the beneficial owner of more than five percent of the outstanding common stock, (2) each director of the Corporation, (3) each current executive officer listed in the Summary Compensation Table, and (4) all directors and executive officers of the Corporation as a group. Except as otherwise indicated, to the Corporation's knowledge, all shares are beneficially owned and investment and voting power is held as stated by the persons named as owners.

Name and Address of              Number of Shares of
Beneficial Owner                 Common Stock Owned    Percent of Class (1)

Charles E. and Susan T. Harris
One Rockefeller Plaza
Suite 1430
New York, NY  10020                1,530,988 (2)       14.48%

American Bankers Insurance Group
11222 Quail Roost Drive
Miami, FL 33157                    1,075,269 (3)       10.41%

Jordan Financial Services Group
1751 Mound Street, Suite 1A
Sarasota, FL  34236                  900,511 (4)        8.71%

C. Wayne Bardin                        --                   *

G. Morgan Browne                      50,000 (5)            *

C. Richard Childress                 394,924 (6)        3.78%

Harry E. Ekblom                       55,000 (5)            *

Charles F. Hays                        6,300                *

David C. Johnson, Jr.                137,574 (7)        1.33%

Jon J. Masters                        50,000 (5)            *

Glenn E. Mayer                        72,000 (5)(8)         *

William R. Polk                       60,000 (5)            *

James E. Roberts                         --                 *

Robert B. Schulz                      57,845 (9)            *

Philip M. Skidmore                    77,500 (5)(10)        *

All Directors and Officers
as a group (14 persons)            2,496,931           22.74%

<F1>
*  Less than one percent of issued and outstanding stock

(1) Shares of common stock subject to options and warrants currently exercisable or exercisable within sixty days are deemed outstanding for computing the percentage of class of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of class of any other person.

(2) Includes 504,732 shares for which Mrs. Harris has sole investment power; 766,655 shares for which Mr. Harris has sole investment power; 21,996 shares owned by a child for which Mrs. Harris has sole voting and dispositive power; 1,271,387 shares for which Mr. Harris has sole voting power, and 237,605 shares subject to currently exercisable warrants for which Mr. Harris has sole investment power. Excludes 130,000 shares owned by the Susan T. and Charles E. Harris Foundation in which Charles
     E. Harris and Susan T. Harris are designated trustees; voting and dispositive power are vested with the trustees. On August 17, 1995, the Corporation granted Mr. Harris stock options to purchase 160,000 shares of common stock that vest over a five year period. These shares have been excluded from the table.

(3) Represents shares owned by subsidiaries of American Bankers Insurance Group, Inc.

(4)  Represents shares owned by Jordan Financial Services Group per Schedule
     13G filed on May 17, 1995. Jordan Financial Services Group is a registered investment advisor that holds these shares for investment purposes only on behalf of various clients.

(5)  Includes options to purchase 50,000 shares.

(6) Includes 256,965 shares owned jointly with his wife, as to which he has shared voting and dispositive power,31,801 shares owned by Mr. Childress, as to which he has sole voting and dispositive power and warrants to purchase 106,158 shares of common stock owned by Mr. Childress. On August 17, 1995, the Corporation granted Mr. Childress stock options to purchase 75,000 shares of common stock that vest over a five year period. These shares has been excluded from the table.

(7) On August 17, 1995, the Corporation granted Mr. Johnson stock options to purchase 200,000 shares of common stock that vest over a five year period. These shares have been excluded from the table.

(8)  Includes 2,000 shares owned by Mrs. Mayer.

(9) On August 17, 1995, the Corporation granted Mr. Schulz stock options to purchase 250,000 shares of common stock that vest over a five year period. These shares have been excluded from the table.

(10) Includes 3,000 shares owned by Mrs. Skidmore.


Executive Officers

     Set forth below is certain information with respect to the executive officers of the Corporation:

     Charles E. Harris, age 52, has served as Chief Executive Officer of the Corporation since July 1984. He served also as Treasurer from February 1988 to October 1992 and as President from January 1989 to October 1992. For additional information regarding Mr. Harris, see "Election of Directors."

     Robert B. Schulz, age 37, joined the Corporation, effective March 1, 1994, as President and Chief Operating Officer and has served as Chief Compliance Officer since November 1994. From 1984 until joining the Corporation, he was employed by CS First Boston Corporation, most recently as a Director in the Insurance Group. Mr. Schulz received his M.B.A. degree from Columbia University in 1983. Prior to attending Columbia University, he was employed as a research engineer in the Alternate Energy Group of Chevron Research Company and as a project manager in Dynecology, Inc., a high-technology, family-owned engineering research firm. He graduated from the Massachusetts Institute of Technology with both a B.S. and M.S. degree in chemical engineering.

     C. Richard Childress, age 44, has served as Executive Vice President of the Corporation since February 1994 and as Chief Financial Officer since June 1994. Mr. Childress has served in various executive capacities as a senior officer of the Corporation since February 1986. He served as managing general partner of Consolidating Banks Fund, an investment partnership, from December 1983 to December 1985, before joining the Corporation. In addition to such duties, he was self-employed as a consultant from January 1983 to February
1986.   He is a certified public accountant and began his career with Coopers
& Lybrand.  He received his undergraduate degree from Northern Arizona
University.

     David C. Johnson, Jr., age 39, joined the Corporation in February 1994, as a Senior Vice President and has served as Executive Vice President since January 1995. From 1984, until joining the Corporation, Mr. Johnson served as a Vice President for Salomon Brothers Inc. He received his M.B.A. from The Darden School at the University of Virginia and his undergraduate degree from the University of North Carolina at Chapel Hill.

     Rachel M. Pernia, age 36, has served since January 1992 as a Vice President and Controller of the Corporation and as Treasurer since November 1994. From 1988, until Ms. Pernia joined the Corporation, she was employed as Assistant Controller for Cellcom Corp. From 1985 through 1988, she was employed as a senior corporate accountant by Bristol-Myers Squibb Company.
She is a graduate of Rutgers University and is a certified public accountant.

     Susan Neissa-Carey, age 23, has served as Secretary of the Corporation since July 1995. Ms. Carey joined the Corporation in January of 1995. She is a graduate of Villanova University.


Compliance with Section 16(a) of The Securities and Exchange Act

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's common stock to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Corporation with copies of all reports filed.

     Based solely on a review of the forms furnished to the Corporation, or written representations from certain reporting persons, the Corporation believes that, except for a late filing of Form 4 by Mr. Skidmore in connection with a sale of shares by his spouse, all persons who were subject to Section 16(a) in 1994 complied with the filing requirements.


Executive Compensation

Compensation Committee Report Regarding Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of five outside directors and is responsible for setting and administrating the policies governing the remuneration of the executive officers of the Corporation. These policies are based upon the philosophy that the long-term success of the Corporation is tied to its ability to attract, retain and provide appropriate incentives to the Corporation's executive officers. The overall fundamental policy is to enable the Corporation's executive officers to become significant shareholders of the Corporation so that their interests are thus aligned with the Corporation's shareholders. Granting of options under the Corporation's 1988 Stock Option Plan to executive officers is one means of achieving the overall fundamental policy. Since such options are exercisable at the current price of the Corporation's stock at the time of grant, the executive officer is rewarded only if the price of the Corporation's stock appreciates. Under the Investment Company Act of 1940, as amended, because the Corporation may award stock options, it may not award cash bonuses tied to the Corporation's total return to shareholders or any other measure of investment performance.

     The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options granted under the Corporation's 1988 Stock Option Plan. Because the Corporation makes venture capital investments for long-term appreciation, its year-to-year growth in net asset value can vary widely due to developments pertaining to its portfolio investments. The Committee does not fix executive compensation on the basis of specific comparison with peer companies, as there are none which are directly comparable, or on the basis of specific objective measurements of the Corporation's performance. The judgements made by the Committee are subjective and are primarily based on the Committee's perception of each executive's contribution to both the past performance and future long-term growth of the Corporation. Two of the five executive officers listed in the Summary Compensation Table (including the Chief Executive Officer) are parties to Employment Agreements with the Corporation dated in 1990, which expire on December 31, 1999. These Employment Agreements provide for specified salaries subject to increases for inflation (see below for a summary of the employment contracts) and, at the discretion of the Compensation Committee, salary increases and/or bonuses. The two executives covered by the Employment Agreements may also be considered by the Compensation Committee for stock option awards.

     The Committee believes that its past compensation policies have successfully aligned the executive officers with that of the Corporation's shareholders in creating shareholder wealth.

     Compensation Committee: Charles F. Hays (Chairman), Harry E. Ekblom, Jon
J. Masters, James E. Roberts, Philip M. Skidmore. (The current Compensation Committee was nominated on August 17, 1995. Prior to that the Compensation Committee consisted of Harry E. Ekblom (Chairman) and Philip M. Skidmore.)


Compensation Committee Interlocks and Insider Participation

     The Corporation's Compensation Committee is composed of directors Hays, Ekblom, Masters, Roberts and Skidmore.

     No interlocking relationship exists between the Corporation's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Summary Compensation Table

     The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer of the Corporation and the other executive officers of the Corporation, whose individual remuneration exceeded $100,000 for the year ended December 31, 1994.

Summary Compensation Table

                       Annual Compensation    Long Term
                                              Compensation
                                              Awards

                                      Other
                                      Annual   Restricted         All Other
Name and                              Compen-  Stock      Stock   Compen-
Principal         Year Salary Bonus    sation  Awards     Options  sation
Position               ($)    ($)     ($) (1)  ($) (2)    (#)     ($) (3)

Charles E. Harris 1994 605,739   --      --        --        --    9,240
Chairman & CEO    1993 536,273   --      --        --        --    8,994
(4)               1992 450,558 250,000   --     500,000    62,881    200

Robert B. Schulz  1994 146,908 500,000   --        --        --      --
President & COO   1993   --      --      --        --        --      --
(7)               1992   --      --      --        --        --      --

David C. Johnson, 1994 158,246 500,000   --        --        --    9,240
Jr.               1993   --      --      --        --        --      --
EVP (7)           1992   --      --      --        --        --      --

C. Richard        1994 264,458   --      --        --        --    9,240
Childress         1993 243,891   --      --        --        --    8,994
CFO & EVP (4)(6)  1992 222,734 82,175    --     164,350    81,556    --

J. Timothy Ford   1994 155,834   --      --        --        --      --
SVP (5)           1993 119,436   --      --        --        --    8,994
                  1992   --      --      --        --        --      --

(1) Amounts of "Other Annual Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

(2) During 1992, 200,000 and 65,740 shares of restricted stock were awarded under the 1988 Stock Option Plan to the Corporation's Chairman and its Executive Vice President respectively, which vested on June 30, 1995.

(3) Amounts reported represent payment of the Corporation's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan, described below.

(4) As of August 15, 1990, Messrs. Harris and Childress entered into non-competition and employment contracts with the Corporation. These contracts were amended on June 30, 1992, January 3, 1993, and June 30, 1994. The term of the contracts expires on December 31, 1999.

     Messrs. Harris and Childress are to receive compensation under their respective employment contracts, as amended, in the form of salaries and other benefits.

     Annual base salaries are to be increased annually as of January 1 of each year to reflect inflation and in addition may be increased by such amounts as the Board deems appropriate.

     The employment contracts of Messrs. Harris and Childress, as amended, provide them with life insurance for the benefit of their designated beneficiaries in the amount of $2,000,000 and $1,000,000, respectively. The employment contracts of Messrs. Harris and Childress, as amended, each provide coverage for uninsured medical reimbursement expenses, not to exceed $5,000 per annum adjusted for inflation over the period of the contract, and disability insurance for the benefit of each individual in the amount of 100 percent of his respective base salary.

     The employment contracts of Messrs. Harris and Childress provide severance pay in the event of termination without cause or by constructive discharge. The employment contracts also provide for certain death benefits payable to the surviving spouse, for a period of two years, equal to the executive's base salary.

     In addition, Messrs. Harris and Childress are entitled to receive severance pay pursuant to severance compensation agreements that each such individual entered into with the Corporation, effective August 15, 1990. The severance compensation agreements provide that if following a change in control of the Corporation, as defined in the agreements, such individual's employment is terminated by the Corporation without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individuals average annualized compensation and payment of other welfare benefits. If the executive's termination is without cause or is a constructive discharge, the amount payable under the employment agreements discussed above will be reduced by the amounts paid pursuant to the severance compensation agreements.

(5) Mr. Ford resigned as an officer of the Corporation in November 1994 and included in his remuneration is $22,466 of severance pay.

(6)  Excludes $28,960, $28,260 and $27,440 for 1994, 1993 and 1992,
     respectively, of non-accountable office expense allowance received by Mr. Childress.

(7) Bonus amounts represent sign-up remuneration received upon beginning employment with the Corporation during 1994.

     No stock options were granted during the fiscal year ended December 31, 1994 to the executive officers identified in the Summary Compensation Table.


     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1994 by each of the executive officers identified in the Summary Compensation Table and the number and value of unexercised options as of such date.

Aggregated Option Exercises During 1994 and December 31, 1994 Option Value

                                             Number of      Value of
                                             Unexercised    Unexercised
                                             Options at     Options at
                                             12/31/94       12/31/94(1)
                      Number of
                      Shares
                      Acquired on  Value     Exercisable/   Exercisable/
Name                  Exercise     Realized  Unexercisable  Unexercisable

Charles E. Harris          --         --      173,349/0      $ 781,585/0
Robert B. Schulz           --         --           --              --
David C. Johnson, Jr.      --         --           --              --
C. Richard Childress       --         --      146,753/0      $ 650,862/0
J. Timothy Ford            --         --           --              --

<F1>
(1) Based upon the difference of exercise price and closing price of the Corporation's common stock on December 31, 1994.


Employee Benefits

     On August 3, 1989, the shareholders of the Corporation approved the 1988 Long Term Incentive Compensation Plan. On June 30, 1994, the shareholders of the Corporation approved various amendments to the 1988 Long Term Incentive Compensation Plan: 1) to conform to the provisions of a business development company ("BDC"), which allow for the issuance of stock options to qualified participants; 2) to increase the reserved shares under the amended plan; 3) to call the plan the 1988 Stock Option Plan, as Amended and Restated (the "Amended 1988 Plan"); and 4) to make various other amendments.

     Under the Amended 1988 Plan, the number of shares of common stock of the Corporation that may be issued upon exercise of options in accordance with the 1940 Act is 20% of the outstanding shares of common stock of the Corporation at the time of grant. However, so long as warrants, options, and rights issued to persons other than the Corporation's directors, officers, and employees at the time of grant remain outstanding, the number of reserved shares under the Amended 1988 Plan may not exceed 15% of the outstanding shares of common stock of the Corporation at the time of grant, subject to certain adjustments. As of August 31, 1995, there were 2,066,780 shares of common stock reserved for the issuance of awards under the Amended 1988 Plan, of which 1,391,763 were subject to outstanding options and warrants and 675,017 were available for future awards.

     The Amended 1988 Plan provides for the issuance of incentive stock options and non-qualified stock options to eligible employees as determined by a committee composed of at least two non-employee outside directors. The committee also has the authority to construe and interpret the Amended 1988 Plan; to establish rules for the administration of the Amended 1988 Plan; and subject to certain limitations, amend the terms and conditions of any outstanding awards. Options may be exercised for up to 10 years from the date of grant at prices not less than the fair market value of the Corporation's common stock at the date of grant.

     The Amended 1988 Plan provides, subject to committee approval, that payment by the optionee upon exercise of an option may be made using cash or common stock of the Corporation held by the optionee.

     During the year ended December 31, 1994, no options or other awards were made under the Amended 1988 Plan, and no options were exercised.

     As of January 1, 1989, the Corporation adopted an employee benefits program covering substantially all employees of the Corporation under a 401(k) Plan and Trust Agreement. Contributions to the plan are at the discretion of the Corporation. During 1994, contributions to the plan charged to operations totaled $38,283.

     On June 30, 1994, the Corporation adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have ten years of service with the Corporation and have attained 50 years of age or have attained 45 years of age and have 15 years of service with the Corporation. The coverage is secondary to any government provided or subsequent employer provided health insurance plans. Based upon actuarial estimates, the Corporation provided a reserve of $176,520 that was charged to operations for the period ending June 30, 1994 for estimated future benefits under the described plan.


Compensation of Directors

     During the fiscal year ended December 31, 1994, directors who were not officers of the Corporation received $1,000 for each meeting of the Board of Directors and $500 for each committee meeting. The Corporation also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings. The total compensation and reimbursement for expenses to all directors in 1994 was $52,816. The same compensation arrangement is in effect for 1995.


Performance Graph

     The following graph compares the Corporation's stockholder return, based on the market price of the common stock, with the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and with the Total Return Index for Nasdaq Financial Stocks, both of which indices have been prepared by the Center for Research in Security Prices at the University of Chicago, for the five year period beginning December 31, 1989 and ending December 31, 1994. The graph assumes that the value of an investment in Harris & Harris Group, Inc. ("HHGP") and each of the indices was $100.00 on December 31, 1989.

Performance Graph is omitted and represented by the following table:

                         Comparison of Five-Year
                         Cumulative Total Returns

$350- |
      |                                                    *A*
      |                                                   *    *
$300- |                                                 *        *
      |                                                *           *
      |                                               *              *
$250- |                                              *                 *  A
      |                                             *
      |                                            *
$200- |                                         * *      -  C - - - - - - C
      |                                    - *AC-  -  - + + B + + + + + + B
      |                                 +- +*+B+ + + +
$150- |                               +-   *
      |                         + B +-    *
      |                      +  - C-     *                Legend
$100- |ABC*-+             +  -         *     *A* = HHGP
      |     *- + + + B +   -         *       +B+ = Nasdaq Total Return (US)
      |       *-*-*-*AC*-* * * * *A*         -C- = Nasdaq Financial Stocks
$ 50- |
      |
      |
$  0- |_______________________________________________________________________
        |            |            |            |            |             |
    12/31/89     12/31/90     12/31/91     12/31/92     12/31/93      12/31/94



Index Description        12/31/89 12/31/90 12/31/91 12/31/92 12/31/93 12/31/94

HHGP                     $ 100.00 $  65.00 $  65.00 $ 175.00 $ 330.00 $ 255.00
Nasdaq Total Returns (US)  100.00    84.92   136.28   158.58   180.93   176.92
Nasdaq Financial Stocks    100.00    76.62   118.56   169.54   196.99   197.52


Directors' and Officers' Liability Insurance

     The Corporation has an insurance policy that indemnifies (i) the Corporation for any obligation incurred as a result of the Corporation's indemnification of its directors and officers under the provisions of the New York Business Corporation Law, the Investment Company Act of 1940, as amended, and the Corporation's bylaws, and (ii) the Corporation's directors and officers as permitted under the New York Business Corporation Law, the Investment Company Act of 1940, as amended, and the Corporation's bylaws. The policy covers all directors and officers of the Corporation.


PROPOSAL TO AUTHORIZE OPTIONS TO BE AUTOMATICALLY GRANTED TO NON-EMPLOYEE
           DIRECTORS UNDER THE AMENDED 1988 STOCK OPTION PLAN

                             (Proposal No. 2)

     Certain changes described below are required or permitted as a result of election of BDC status. The Board recommends that you vote "FOR" the proposal.

     On September 6, 1995 the Corporation adopted an amendment to the Amended 1988 Plan to authorize automatic formula grants of nonqualified stock options to certain non-employee directors of the Corporation, and to make various related amendments, as summarized below, subject to the approval of the shareholders of the Corporation and receipt of an exemptive order from the SEC. If shareholder approval is not obtained or if the exemptive order is not received, then such amendments shall have no effect.

     The principal objective of the Corporation's stock option program is to align eligible employees' interests with both the success of the Corporation
and the financial interests of its shareholders.   The program is intended to
encourage stock ownership in the Corporation by eligible employees, thus giving them a proprietary interest in the Corporation's business. The purpose of the proposed amendment to the Amended 1988 Plan is to similarly align the interests of certain non-employee directors with both the success of the Corporation and the financial interests of its shareholders by encouraging stock ownership in the Corporation and thereby giving certain non-employee directors a proprietary interest in the Corporation's business. In addition, by granting non-employee directors options instead of paying cash directors' fees, the Corporation saves considerable expense. The provisions of the Investment Company Act relating to BDC's specifically provide for the SEC to provide exemptive relief to permit issuance of options to non-employee directors. The Corporation has filed such an exemptive application and expects that it will be granted, although there can be no absolute assurance that it will occur. Management and the directors believe strongly in the value of options.

Summary of the Significant Amendments

Authorization of  Awards to Non-Employee Directors

     The Amended 1988 Plan, as amended, authorizes the automatic grant of nonqualified stock options to non-employee directors who have not previously received options to purchase stock of the Corporation. Each such non-employee, upon becoming a director, will automatically receive an option to purchase 20,000 shares of common stock (a "Non-Employee Director Option"). Currently serving non-employee directors who have not previously received any options will also automatically receive awards of Non-Employee Director Options. Excluding all options granted under the Amended 1988 Plan, as amended (or any predecessor thereto), prior to August 31, 1995, a maximum of 200,000 shares will be available for grants of Non-Employee Director Options. Non-Employee Director Options will vest in cumulative installments of 20% per year commencing as of the date of grant, and will have a term of ten years. Non-Employee Director Options will be exercisable following cessation as a director, to the extent then exercisable, for 90 days generally, for three years if such cessation is by reason of retirement, for one year if such cessation is by reason of disability and for six months if such cessation is by reason of death. In the event of a "change in control" as defined in the Amended 1988 Plan, all Non-Employee Director Options will become exercisable in full (whether or not otherwise exercisable at such time), and will remain exercisable until they expire pursuant to their respective terms.

     The amended section of the Amended 1988 Plan provides that the provisions in the Amended 1988 Plan that relate to Non-Employee Director Options may not be amended more than once in any six-month period other than to conform with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules or regulations thereunder.


Description of the Material Features of the Amended 1988 Plan

     The following is a description of the Amended 1988 Plan. The Amended 1988 Plan is attached as Exhibit A, and the description of the Amended 1988 Plan that appears below is qualified in its entirety by reference thereto. Other than the changes described above, this description is the same as provided in the last proxy statement.

Purpose of the Amended 1988 Plan

     The Board of Directors believes that the Amended 1988 Plan will advance the interests of the Corporation by providing a means to attract, retain, reward and motivate employees of the Corporation and its subsidiaries and certain non-employee directors of the Corporation, and will encourage stock ownership in the Corporation by providing employees and certain non-employee directors with a means to acquire an equity interest in the Corporation.

Administration

     The Amended 1988 Plan will be administered by a committee (the "Committee") of the Board of Directors composed of not fewer than two outside directors. The composition of the Committee will at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code, with all grants approved pursuant to Section 57(o) of the 1940 Act. The Board of Directors has designated the Corporation's Compensation Committee to act as the Committee to administer the Amended 1988 Plan.

Participants

     The participants in the Amended 1988 Plan (the "Participants") will be employees of the Corporation or of its subsidiaries, and non-employee directors who have not previously received options to purchase shares of stock of the Corporation.

Grant of Options

     The number of shares of common stock reserved for issuance of stock options under the Amended 1988 Plan will be an aggregate of 20% of the outstanding shares of common stock of the Corporation at the time of grant; provided, however, that if warrants, options, and rights have been issued and are outstanding to persons other than the Corporation's directors, officers, and employees at the time of grant, then the number of reserved shares under the Amended 1988 Plan will not exceed 15% of the shares of common stock outstanding at the time of grant unless and until such warrants, options and rights issued to such persons have been exercised or have expired. No Participant may be granted options with respect to more than 300,000 shares of common stock in any calendar year. Shares subject to options that terminate or expire prior to exercise will be available for further options under the Amended 1988 Plan. In addition, following the later of the date hereof and the receipt by the Corporation of an exemptive order from the Securities and Exchange Commission, as described above, no more than 200,000 shares of common stock will be reserved for issuance of Non-Employee Director Options under the Amended 1988 Plan.

     Options granted under the Amended 1988 Plan may be either "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code or "nonstatutory stock options" ("non-ISOs"). Non-Employee Director Options will be non-ISOs.

     The number of shares available for the grant of options and the number of shares issuable upon the exercise of options and the purchase price therefore will be subject to "antidilution" adjustments in the event of any merger, reorganization, consolidation, separation, liquidation, stock dividend, stock split, share combination, recapitalization or other change in corporate structure affecting the outstanding common stock of the Corporation.

     As of September 6, 1995, there were seven employees including one employee director, and nine non-employee directors who were eligible to participate in the Amended 1988 Plan. The market value of shares of common stock of the Corporation was $5.25 as of September 5, 1995. In addition, as of August 31, 1995, there were 2,066,780 shares of common stock reserved for issuance of awards under the Amended 1988 Plan, of which 1,391,763 were subject to outstanding options and warrants and 675,017 were available for future awards.

     The exercise price for all options other than Non-Employee Director Options under the Amended 1988 Plan will be determined by the Committee but will not be less than the "Fair Market Value" (as defined in the Amended 1988 Plan as the closing market price of the common stock on the date of such grant) of the Corporation's common stock at the date of grant (110% of Fair Market Value of the stock at the date of grant with respect to ISOs to optionees who are control persons as defined in the 1940 Act or who own more than 10% of the voting power of the Corporation or of any subsidiary). The exercise price for Non-Employee Director Options will be equal to the Fair Market Value of the common stock on the date of grant.

     Under the Amended 1988 Plan, the aggregate fair market value (determined as of the date of grant) of stock for which incentive stock options (under all option plans of the Corporation or its subsidiaries) may be granted to an individual that are exercisable for the first time in any one calendar year may not exceed $100,000. This $100,000 limitation will not apply to non-ISOs.

     Options granted under the Amended 1988 Plan are exercisable for a period of ten years from the date of grant (five years with respect to ISOs to optionees who are control persons or who own more than 10% of the voting power of the Corporation or any subsidiary) or, with respect to all options other than Non-Employee Director Options, such shorter period as the Committee may establish as to any or all shares subject to any such option. All options other than Non-Employee Director Options will become exercisable, in accordance with the vesting schedules, and subject to satisfaction of such conditions as the Committee may determine. Non-Employee Director Options become exercisable in cumulative installments of 20% per year, commencing as of the date of grant. All options become automatically exercisable upon the occurrence of a change in control (as defined in the Amended 1988 Plan) and remain exercisable until expiration of their respective terms.

     When an option is exercised, the shares subject thereto may be paid in cash or shares of the Corporation's common stock. An employee or director exercising a nonqualified stock option may elect to have the Corporation withhold shares of the Corporation's common stock to satisfy tax liabilities arising from the exercise of such options.

     Under the Amended 1988 Plan, generally, upon the termination of employment of an optionee (or cessation of service as a director, with respect to non-employee directors), unless otherwise provided by the Committee (but only with respect to options other than Non-Employee Director Options), or as described below, an optionee's right to exercise an option expires 90 days after termination of employment or cessation of service as a director, as the case may be. Upon termination of employment or cessation of service as a director, in either case on account of retirement (i.e. with respect to employees, attainment of age 55, or earlier with the consent of the Committee, and with respect to non-employee directors, retirement from the Board), an optionee may, at any time within three months (with respect to an ISO) or three years (with respect to a non-ISO) after the date of retirement, but not later than the date of the expiration of the option, exercise the option. If an optionee holding such an option terminates employment or ceases to serve as a director by reason of death or disability, the period for such exercise is twelve months with respect to disability and six months with respect to death but, in each case, not later than the date of the expiration of the option. Options are not transferable except on the death of the optionee, by will or the laws of descent and distribution.

     The Board of Directors may terminate, suspend, amend or revise the Amended 1988 Plan without the approval of shareholders of the Corporation provided, however, that shareholder approval is required (to the extent such approval is required) either by applicable law or to comply with Rule 16b-3 or
Section 162(m) of the Code. The provisions in the Amended 1988 Plan that relate to Non-Employee Director Options may not be amended more than once in any six-month period other than to conform with changes in the Code or ERISA, or the rules or regulations thereunder. The Board may not, however, without the consent of the optionee, alter or impair rights under any option previously granted except as authorized in the Amended 1988 Plan.

Certain Federal Income Tax Consequences of the Amended 1988 Plan

     The following discussion of certain relevant federal income tax effects applicable to stock options granted under the Amended 1988 Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences.

Incentive Stock Options

     No taxable income will be realized by an optionee upon the grant or timely exercise of an ISO. If shares are issued to an optionee pursuant to the timely exercise of an ISO and a disqualifying disposition of such shares is not made by the optionee (i.e. no disposition is made within two years after the date of grant or within one year after the receipt of shares by such optionee, whichever is later), then (i) upon sale of the shares, any amount realized in excess of the exercise price of the ISO will be taxed to the optionee as a long-term capital gain and any loss sustained will be long-term capital loss, and (ii) no deduction will be allowed to the Corporation. However, if shares acquired upon the timely exercise of an ISO are disposed of prior to satisfying the holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (b) subject to the provisions of
Section 162(m) of the Code, the Corporation will be entitled to deduct an amount equal to such income. Any additional gain recognized by the optionee upon a disposition of shares prior to satisfying the holding period described above will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction for the Corporation.

     If an ISO is not exercised on a timely basis, the option will be treated as a nonqualified stock option. Subject to certain exceptions, an ISO generally will not be exercised on a timely basis if it is exercised more than three months following termination of employment.

     The amount that the fair market value of shares of the common stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item that increases the optionee's "alternative minimum taxable income."

     In general, the Corporation will not be required to withhold income or payroll taxes on the timely exercise of an ISO.

Options That Do Not Qualify as Incentive Stock Options

     In general, an optionee will not be subject to tax at the time a non-ISO is granted. Upon exercise of a non-ISO where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares of common stock at the time of exercise over the exercise price. The optionee's tax basis in the shares acquired upon exercise will equal the exercise price plus the amount taxable as ordinary income to the optionee.
The federal income tax consequences of an exercise of a non-ISO where the exercise price is paid in previously owned shares of common stock are generally similar to those where the exercise price is paid in cash. However, the optionee will not be subject to tax on the surrender of such shares, and the tax basis of the shares acquired on exercise that are equal in number to the shares surrendered will be the same as the optionee's tax basis in such surrendered shares.

     Pursuant to the revised rules under Section 16(b) of the Exchange Act, the purchase of shares of common stock upon exercise of an option by an optionee who is subject to reporting under Section 16(a) of the Exchange Act (generally an executive officer of the Corporation) and would be subject to liability under Section 16(b) of the Exchange Act (an "Insider") will not be deemed a "purchase" triggering a six-month period of potential short swing liability. Accordingly, unless a non-ISO is exercised during the six-month period following the date of grant of the option, the shares would not be considered subject to a substantial risk of forfeiture as a result of Section 16(b). Thus, in this context the taxable event for the exercise of a non-ISO that has been outstanding for at least six months ordinarily will be the date of exercise. If a non-ISO is exercised within six months after the date of the grant, then, unless the Insider files an election pursuant to Section 83(b) of the Code to be taxed on the date of exercise under the general rule described above, taxation ordinarily would be deferred until the date that is six months after the date of grant, and the amount of income would be based upon the fair market value of the shares of common stock on such later date.

     The Corporation generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of a non-ISO, subject to the provisions of Section 162(m) of the Code. Income and payroll taxes are required to be withheld for employees on the amount of ordinary income resulting from the exercise of a non-ISO.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AMENDMENTS TO THE AMENDED 1988 STOCK OPTION PLAN.


PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS
                     FISCAL YEAR ENDING DECEMBER 31, 1995

                               (Proposal No. 3)

     Arthur Andersen LLP has been selected as the independent accountant to audit the accounts of the Corporation for and during the fiscal year ending December 31, 1995 by a majority of the Corporation's Board of Directors, including a majority of the Directors who are not interested persons of the Corporation, by vote cast in person and subject to ratification by the shareholders. The Corporation knows of no direct or indirect financial interest of Arthur Andersen LLP in the Corporation.


     A representative of Arthur Andersen LLP is not expected to be present at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANT FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1995.


                                OTHER BUSINESS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.



                     SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented for inclusion in the Corporation's proxy statement and form of proxy for the next annual meeting of shareholders to be held in 1996 must be received in writing by the Secretary of the Corporation at Harris & Harris Group, Inc., One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 no later than December 31, 1995 in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 1996 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.


                      By Order of the Board of Directors

New York, New York                                        Susan Neissa-Carey
September 14, 1995                                        Secretary


EXHIBIT A

                         HARRIS & HARRIS GROUP, INC.
                           1988 STOCK OPTION PLAN
                           as Amended and Restated


                                1.  PURPOSE

     The 1988 Long Term Incentive Compensation Plan (the "1988 Plan") was adopted by the Board of Directors on November 17, 1988 and approved by the stockholders of Harris & Harris Group, Inc. (the "Corporation") on August 3, 1989. To enhance the effectiveness of the 1988 Plan, on April 20, 1994, the Board of Directors amended and restated the 1988 Plan, and renamed it the 1988 Stock Option Plan, as Amended and Restated (the "Plan"). Such amendments were approved by the stockholders of the Corporation on June 30, 1994. The Board of Directors subsequently amended and restated the Plan on September 6, 1995, as set forth herein, to permit issuance of shares to non-employee directors on September 6, 1995, subject to stockholder approval and receipt of an exemptive order from the Securities and Exchange Commission, and such amendments shall become effective on the date that both have occurred (the "Amendment Effective Date").

     The purpose of the Plan is to advance the interests of the Corporation, by providing a means to attract, retain, reward and motivate employees and certain directors of the Corporation and its subsidiaries, and to encourage stock ownership in the Corporation by such employees and directors by providing them with a means to acquire a proprietary interest in the Corporation. The Plan provides for awards of either Incentive Stock Options as provided in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Nonqualified Stock Options, or a combination thereof, to selected employees and directors.

                               2.  DEFINITIONS

          For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

  2.1  "Award" shall mean an Incentive Stock Option or a Nonqualified Stock
       Option.

  2.2 "Award Agreement" shall mean an agreement between a Participant and the Corporation covering the specific terms and conditions of an Award.

  2.3 "Board of Directors" shall mean the Board of Directors of the Corporation.

  2.4 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

  2.5 "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4.

  2.6  "Corporation" shall mean Harris & Harris Group, Inc.

  2.7  "Disability" shall mean permanent disability within the meaning of section 22(e)(3) of the Code.

  2.8 "Employee" shall mean an employee of the Corporation or any of its Subsidiaries.

  2.9  "Effective Date" shall have the meaning specified in Section 10.

  2.10 "Fair Market Value" shall have the meaning specified in Section
       6.2(b).

  2.11 "Incentive Stock Option" shall mean an option to purchase Stock granted under Section 6.2 of the Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

  2.12 "Nonqualified Stock Option" shall mean an option to purchase Stock granted under Section 6.2 of the Plan that is not intended to be an Incentive Stock Option.

  2.13 "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

  2.14 "Option Period" shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Award Agreement.

  2.15 "Optionee" shall mean an Employee or an Outside Director, as the case may be, who has been granted an Option under the Plan.

  2.16 "Outside Director" shall mean a member of the Board of Directors who is not an employee of the Corporation or any of its Subsidiaries.

  2.17 "Outside Director Option" shall mean a Nonqualified Stock Option granted to an Outside Director under Section 6.2 of the Plan.

  2.18 "Participant" shall mean an Employee or an Outside Director, as the case may be, who has been granted an Award under the Plan.

  2.19 "Plan" shall mean this Harris & Harris Group, Inc. 1988 Stock Option Plan, as Amended and Restated.

  2.20 "Restricted Period" shall mean the period of time from the date of grant of an Option to the date when the restrictions placed on the Option lapse.

  2.21 "Retirement" shall mean termination of employment with the Corporation or any of its Subsidiaries after attaining age 55 (or earlier with the consent of the Board).

  2.22 "Stock" shall mean the Corporation's common stock of a par value of $.01 per share.

  2.23 "Subsidiary" shall mean any corporations (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2.24 "Termination of Employment" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Corporation or any of its Subsidiaries. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Corporation or a Subsidiary and the Employee.

                         3.  STOCK SUBJECT TO THE PLAN

  3.1 Authorized Stock. Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Award under the Plan shall not exceed 20% of the shares of Stock outstanding on the date of grant; provided, however, that if warrants, options, and rights of the Corporation have been issued and are outstanding to persons other than the Corporation's directors, officers, and employees at the time of grant, then the aggregate number of shares of Stock subject to an Award shall not exceed 15% of the shares of Stock outstanding on the date of grant unless and until such warrants, rights and options issued to such other persons have been exercised or have expired. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Upon approval by the Board of Directors and subject to any applicable regulations and restrictions, the Corporation may from time to time acquire shares of Stock in the open market upon such terms as it deems appropriate for reserve in its treasury in connection with exercises hereunder.

  3.2 Effect of Expirations. In the event that any Award granted under the Plan expires, is canceled or terminates without exercise, the shares of Stock no longer subject to such Award shall be available to be rewarded under the Plan.

  3.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, capitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of the Corporation affecting the number of shares of Stock or the kind of shares or securities, an appropriate and proportionate adjustment shall be made in the number and kind of shares that may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Awards; provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code.

  3.4 Limitation on Grants. Grants of Options in any one calendar year to any individual shall be limited to Options to purchase no more than 300,000 shares of Stock.

  3.5 Limitation on Outside Director Grants. The number of shares of Stock subject to an Outside Director Option granted to an Outside Director under the Plan shall be equal to 20,000. The aggregate number of shares of Stock that may be granted to Outside Directors under the Plan shall not exceed 200,000, excluding any shares or options outstanding on August 31, 1995.

                              4.  ADMINISTRATION

  4.1 The Committee. The Plan shall be administered by the Committee consisting of not fewer than two Outside Directors who shall be appointed from time to time by and shall serve at the discretion of the Board of Directors, shall be "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated pursuant to the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), and shall also be "outside directors" within the meaning of section 162(m) of the Code. Any Award shall also be approved pursuant to section 57(o) of the Investment Company Act.

  4.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have sole power (i) to construe and interpret the Plan; (ii) to establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Award (other than an Outside Director Option) or the termination of any Restricted Period under an Award (other than an Outside Director Option); (iv) to correct inconsistencies in the Plan or in any Award Agreement or any other instrument relating to an Award; and (v) subject to the provisions of Section 7, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee, however, shall have no discretionary authority with respect to Outside Director Options. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

  4.3 Selection of Participants/Automatic Grants. The Committee shall have the authority to grant Awards under the Plan from time to time to such Employees (including officers of the Corporation and any of its Subsidiaries who are Employees) as the Committee shall determine. In addition, certain Outside Directors shall automatically receive Outside Director Options pursuant to Section 6.2 of the Plan.

  4.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Corporation, Participants and Participants' estates and beneficiaries.

  4.5 Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to one or more of its members or to one or more agents the administration of the Plan under this Section 4 as it may deem advisable. All authority delegated by the Committee under this Section
       4.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.

  4.6 Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present, or by unanimous written consent. A majority of the entire Committee shall constitute a quorum for the transaction of business. To the fullest extent permitted by law, no member of the Committee shall be liable, and the Corporation shall indemnify each Committee member for any act or omission with respect to his services on the Committee. Service on the Committee shall constitute service as a director of the Corporation so that members of the Committee shall be entitled to indemnification and reimbursement for services as members of the Committee to the same extent as for services as directors of the Corporation.

                                5.  ELIGIBILITY

      Employees of the Corporation and its Subsidiaries who are expected to contribute to the growth and profitability of the Corporation and its Subsidiaries, and Outside Directors who have not previously received options to purchase shares of Stock, are eligible to receive Awards.

                            6.  AWARDS UNDER THE PLAN

  6.1 General. Any Award granted under the Plan may be made either alone or in conjunction with any other Award that may be granted under the Plan.

  6.2  Incentive Stock Options/Nonqualified Stock Options/Outside Director
       Options.

       (a) Grants -- All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options shall be subject to the terms and conditions described in the remainder of this Section 6.2 and Options other than Outside Director Options shall contain such additional terms and conditions, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. More than one Award may be granted to the same Employee. With respect to all Options other than Outside Director Options, the Committee shall determine vesting periods or other Restricted Periods as it shall deem desirable, including Restricted Periods that lapse upon the achievement of performance goals relating to the Corporation.

       (b) Outside Director Options -- Notwithstanding any other provision of the Plan to the contrary, effective as of the Amendment Effective Date, each Outside Director who has not previously received an option to purchase shares of Stock, shall automatically receive an Outside Director Option to purchase 20,000 shares of Stock. Thereafter, each Outside Director, upon becoming an Outside Director, shall automatically receive an Outside Director Option to purchase 20,000 shares of Stock; provided, however, that Outside Directors who have previously received options to purchase shares of Stock shall not receive Outside Director Options. Outside Director Options shall vest in cumulative installments of 20% per year, commencing as of the date of grant.

       (c) Option Price -- The purchase price per share of Stock covered by Options other than Outside Director Options shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. The purchase price per share of Stock covered by Outside Director Options shall be equal to 100% of the Fair Market Value of such stock on the date the Outside Director Option is granted. The "Fair Market Value" shall be the closing market price of the Stock as reported on the NASDAQ Stock Market, or on any stock exchange on which the Corporation's shares may then be listed, on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant.

       An Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns (within the meaning of section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, shall have an exercise price that is at least 110% of the fair market value of the Stock subject to the Option.

       (d) Option Period -- The Option Period for all Options other than Outside Director Options shall be determined by the Committee, but no Option shall be exercisable later than ten years from the date of grant. The Option Period for Outside Director Options shall be ten years from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of section 424(d) of the Code), at the time an Incentive Stock Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Section 6.2.

       (e) Limitation on Amount of Incentive Stock Options -- The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under this and all other stock option plans of the Corporation or any Subsidiary, shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 8.10 in excess of the $100,000 limit described herein shall be treated as Non-qualified Stock Options for tax purposes.

       (f) Nontransferability of Options -- No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

       (g) Exercisability -- An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., conditions relating to the achievement of certain performance goals) as the Committee in its discretion may specify upon granting the Option (other than with respect to Outside Director Options) or as otherwise provided in this Section 6.2.

       (h) Method of Exercise -- To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Corporation, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full (either in cash or in form of Stock owned by Optionee described below) for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 9. With respect to all Options, payment in full or in part may be made in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 6.2(h).

       (i) Termination of Employee's Employment -- After an Employee's Termination of Employment, an Option may be exercised, subject to adjustment as provided in Section 3.3 or 8.10, only with respect to the number of shares of Stock that the Employee could have acquired by an exercise of the Option immediately prior to the Termination of Employment. Except to the extent otherwise provided by the Committee or as described below, an Employee's right to exercise any Option shall terminate 90 days after Termination of Employment. Notwithstanding the foregoing, in no event shall such exercise occur after the expiration date of the Option as specified in the applicable Award Agreement.

          (i)At the expiration of three months (for Incentive Stock Options) or three years (for Nonqualified Stock Options) after the Employee's Retirement; provided, however, that if an Incentive Stock Option is not exercised after three months, it will be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

          (ii)At the expiration of one year in the event of Disability of the Employee (the determination of the Committee on any question involving Disability shall be conclusive and binding); or

          (iii)At the expiration of six months after the Employee's death if the Employee's Termination of Employment occurs by reason of death. Any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

      (j) Cessation of Service as an Outside Director -- After an Outside Director ceases to serve as an Outside Director, an Outside Director Option may be exercised, subject to adjustment as provided in Section 3.3 or 8.10, only with respect to the number of shares of Stock that the Outside Director could have acquired by an exercise of the Option immediately prior to cessation of service as an Outside Director. Except as described below, an Outside Director's right to exercise any Option shall terminate 90 days after cessation of service as an Outside Director. Notwithstanding the foregoing, in no event shall such exercise occur after the expiration date of the Option as specified in the applicable Award Agreement.

          (i)At the expiration of three years after the Outside Director's retirement from the Board; or

          (ii)At the expiration of one year in the event of Disability of the Outside Director; or

          (iii) At the expiration of six months after the Outside Director's death if the Outside Director's cessation of service as an Outside Director occurs by reason of death. Any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Outside Director or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

      (k) Not a Stockholder -- The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Corporation with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

                        7.  AMENDMENTS AND TERMINATION

  7.1 Amendments and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Corporation. The provisions of the Plan relating to Outside Director Options shall not be amended more than once in any six-month period other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations thereunder.
       Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Awards under the Plan will automatically terminate ten years after the Effective Date. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

  7.2 Conditions on Awards. In granting an Award other than an Outside Director Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant.

  7.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

                             8.  GENERAL PROVISIONS

  8.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  8.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Corporation, for military service or sickness, or for any other purpose approved by the Corporation or a subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Corporation, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

  8.3 Distribution of Stock--Securities Restrictions. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Award unless such issuance or transfer complies with all relevant provisions of law, including but not limited to, (i) the limitations, if any, imposed in the state of issuance or transfer, (ii) the restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Corporation's shares may then be listed. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

  8.4 Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

  8.5 Stop Transfer Orders. All certificates for shares of Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  8.6 Other Compensation Plans. Nothing contained in the Plan shall prevent the Board of Directors from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

  8.7 Subsidiary Plans. The Committee may approve or adopt incentive compensation plans of Subsidiaries under the Plan as required to meet the provisions of the tax laws or any other applicable laws, rules or regulations in the jurisdictions in which any Subsidiary operates.
       Any shares of Stock issued under any such Subsidiary plans shall be deemed to have been issued under the Plan.

  8.8 Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

  8.9 No Right to Employment/Continuation as Director. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right (a) to be retained in the employ of the Corporation or any Subsidiary or (b) to continue to serve as director of the Corporation.

  8.10 Change of Control/Tender Offers.

       (a) For the purposes of this Section, a "change of control" shall be deemed to have taken place on the tenth day after:

          (i)Any individual, firm, corporation or other entity, or any group
          (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange
          Act) of more than 30% of the then outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors of the Corporation; or

          (ii)The commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence a tender or exchange offer subject to Section 14(d)(1) of the Act for any class of the Corporation's capital stock; or

          (iii)The stockholders of the Corporation approve a definitive agreement for (A) the merger or other business combination of the Corporation with or into another corporation pursuant to which the stockholders of the Corporation do not own, immediately after the transactions, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Corporation; provided, however, that a "change of control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Corporation or any of its Subsidiaries, any profit sharing, employee ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

      (b) In the event of a "change of control" as defined in Section
      8.10(a), then, unless the provisions of this Section 8.10 are suspended or terminated by an affirmative vote of a majority of the Board of Directors before the occurrence of such a change of control, all outstanding Options shall become exercisable in full whether or not otherwise exercisable at such time, and shall remain exercisable in full thereafter until they expire pursuant to their respective terms (to the extent so provided in the applicable Award Agreement).

  8.11 Award Period. No Award granted under the Plan shall be exercisable or payable more than 10 years from the date of grant.

                              9.  WITHHOLDING

      Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Corporation shall have the right to require the Participant or such other person to pay to the Corporation the amount of any taxes that the Corporation may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.
Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Corporation shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

      Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (i) tendering a cash payment; (ii) authorizing the Corporation to withhold from the shares of Stock otherwise payable to such Participant one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation; or (iii) delivering to the Corporation previously acquired shares of Stock (none of which may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (ii) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Exchange Act, must be made (x) only during the period beginning on the third business day following the date of release of the Corporation's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following the date of such release or (y) not less than six months prior to the date such Participant's withholding tax obligation arises.

                         10.  EFFECTIVE DATE OF PLAN

      The 1988 Plan became effective upon the approval thereof by the Corporation's stockholders on August 3, 1989 (the "Effective Date"). On April 20, 1994, the Board of Directors amended, restated and renamed the 1988 Plan, which action was approved by stockholders on June 30, 1994. On September 6, 1995, the Board of Directors amended the Plan, subject to stockholder approval and receipt of an exemptive order from the Securities and Exchange Commission. In the absence of such approval of stockholders of the amendments to the Plan or receipt of an exemptive order from the Securities and Exchange Commission authorizing the automatic award of Outside Director Options, any Awards granted under the Plan pursuant to the amendments shall be null and void.

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Board Approval:
                                                       Secretary's Initials


Stockholder Approval: